UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2026

Everspin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37900 (Commission File Number)	26-2640654 (IRS Employer Identification No.)
5670 W. Chandler Blvd.
Suite 130
Chandler, Arizona 85226
(Address of principal executive offices, including zip code)
(480) 347-1111
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	MRAM	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors (the “Board”) of Everspin Technologies, Inc. (“Everspin”) adopted an amendment and restatement of the Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan (the “Amended 2016 Plan”), and submitted the Amended 2016 Plan for stockholder approval at Everspin’s 2026 Annual Meeting of Stockholders on May 21, 2026 (the “Annual Meeting”). The stockholders of Everspin approved the Amended 2016 Plan at the Annual Meeting.
The Amended 2016 Plan amended and restated the Everspin Technologies, Inc. 2016 Equity Incentive Plan (as amended and/or restated, the “2016 Plan”). The key differences between the terms of the 2016 Plan and the Amended 2016 Plan are as follows:
•The Amended 2016 Plan provides that an additional 1,800,000 shares may be issued pursuant to stock awards granted under the Amended 2016 Plan.
•The Amended 2016 Plan provides that the aggregate maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the Amended 2016 Plan is a number of shares equal to three multiplied by the aggregate number of shares reserved for issuance under the Amended 2016 Plan.
•The Amended 2016 Plan explicitly prohibits (i) the reduction of the exercise or strike price of outstanding stock options or stock appreciation rights and (ii) the cancellation of underwater stock options or stock appreciation rights in exchange for cash or other stock awards under the Amended 2016 Plan, without the prior approval of the stockholders.
The material terms of the Amended 2016 Plan are further described in Everspin’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 7, 2026 (the “Proxy Statement”) under the caption “Proposal 4: Approval of Amendment and Restatement of Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan,” which description is incorporated herein by reference.
The descriptions of the Amended 2016 Plan contained herein and in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended 2016 Plan, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 21, 2026, Everspin held the Annual Meeting. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast: (a) for or withheld with respect to the election of directors; (b) for, against or abstain for the ratification of the appointment of Ernst & Young LLP as Everspin’s independent registered public accounting firm for the fiscal year ending December 31, 2026; (c) for, against or abstain for the approval, on an advisory basis, of the compensation of Everspin’s named executive officers, commonly known as a “say-on-pay” proposal; and (d) for, against or abstain for the approval of the amendment and restatement of the Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan. Broker non-votes are also reported. A more complete description of each matter is set forth in Everspin’s definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2026.

Proposal 1:	Each of the seven directors proposed by Everspin for election was elected by the following votes to serve until Everspin’s 2027 Annual Meeting of Stockholders and until his or her respective successor has been duly elected and qualified. The tabulation of votes on this matter was as follows:

	For	Withheld	Broker Non-Votes
Darin G. Billerbeck	7,326,985	3,402,394	4,376,160
Geoffrey Ribar	10,271,361	458,018	4,376,160
Lawrence G. Finch	10,641,128	88,251	4,376,160
Sanjeev Aggarwal, Ph.D.	10,662,382	66,997	4,376,160
Tara Long	10,694,471	34,908	4,376,160
Glen Hawk	10,601,510	127,869	4,376,160
Douglas Mitchell	7,695,263	3,034,116	4,376,160

Proposal 2:	The appointment of Ernst & Young LLP as Everspin’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
15,056,251	35,168	14,120	—

Proposal 3:	The advisory vote to approve the compensation of Everspin’s named executive officers was approved. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
10,374,156	215,571	139,652	4,376,160

Proposal 4:	The vote to approve the amendment and restatement of the Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan was approved. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
7,462,346	3,216,931	50,102	4,376,160

Item 8.01. Other Events.
Effective immediately following the Annual Meeting, the composition of the committees of Everspin’s board of directors shall be as follows:

Audit Committee: Geoffrey Ribar (Chair)
Darin Billerbeck
Lawrence G. Finch
Tara Long

Compensation Committee: Glen Hawk (Chair)
Darin Billerbeck
Douglas Mitchell

Nominating and Corporate
Governance Committee: Douglas Mitchell (Chair)
Glen Hawk
Geoffrey Ribar

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amended and Restated 2016 Equity Incentive Plan.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.

Dated: May 22, 2026

	By:	/s/ William Cooper
William Cooper
Chief Financial Officer